UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 31, 2025

Commerce Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-36502	43-0889454
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Walnut,
Kansas City,	MO	64106
(Address of principal executive offices)		(Zip Code)

(816) 234-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol(s)	Name of exchange on which registered
$5 Par Value Common Stock	CBSH	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 31, 2025, the Board of Directors appointed Ms. Alaina G. Maciá as an independent member of the Board, to fill the vacancy created by the retirement of Mr. Jonathan M. Kemper. Ms. Maciá will serve Mr. Kemper's remaining term and position on the Board until 2027. In addition, Ms. Maciá will serve on the Compensation and Human Resources Committee. There are no arrangements or understandings between Ms. Maciá and any other person pursuant to which she was appointed to the Board, or transactions in which Ms. Maciá has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Maciá will participate in the standard compensation program for the Company's non-employee directors, described on pages 20 to 21 of the Company's definitive Proxy Statement for its 2025 annual meeting of shareholders (filed with the Securities and Exchange Commission on March 14, 2025), and her compensation will be prorated to reflect the commencement date of her service on the Board.

Alaina Maciá is the Chief Executive Officer of MTM Health, an organization providing non-emergency medical transportation to Medicaid and Medicare enrollees throughout the United States of America, operating in all fifty (50) states, providing over 35 million trips per year. Since 2005, she has led MTM Health's growth from $30 million in annual revenue to nearly $2 billion. Alaina holds a master’s degree in business administration and an undergraduate degree in biomedical engineering from Washington University in St. Louis (WashU). She is a member of the WashU School of Public Health National Council, the St. Louis Chapter of YPO (Young Presidents Council), the St. Louis Regional Business Council, and serves on the Washington University Board of Trustees, ISCO (Independent Stave Company) Advisory Board, and the Stupp Corporation Advisory Board.

Item 8.01 - Other Events

On November 3, 2025, the Company issued a press release announcing the Board of Directors' approval of the repurchase, in combination with the amount remaining from the prior authorization on April 17, 2024, of up to 5,000,000 total shares of the Company’s common stock through its share repurchase program. A copy of the press release announcing this share repurchase program is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Exhibits
99.1    Press release dated November 3, 2025 announcing approval of share repurchase program
104    The XBRL tags on the cover page of this Form 8-K are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.
By:	/s/ Paul A. Steiner
Paul A. Steiner
Controller (Chief Accounting Officer)
Date: November 4, 2025